 3:

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 1, 2001, included in this Form 10-K for the year ended December 31, 2000, into the Company's previously filed Registration Statement (Form S-8 No. 33-41279).

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma

May 16, 2001